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Exhibit 4.5

GUARANTEE

        The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successors or assigns under the Indenture, dated May 15, 2003 (the "Indenture"), among the Guarantors party thereto, the Company (as defined below) and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"), and any additional Guarantors), have jointly and severally, irrevocably and unconditionally guaranteed on an unsecured senior subordinated basis the Guarantee Obligations (as defined in Section 10.1 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the 8% Senior Subordinated Notes due 2011 (the "Notes") of The Titan Corporation, a Delaware corporation (the "Company"), whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and the prompt payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and all other payment Obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other Obligations, the prompt payment in full of such Notes or other Obligations when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer, or otherwise, subject in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.5 of the Indenture.

        The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

        The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly subordinated to Senior Debt of the Guarantor as set forth in Section 10.7 of the Indenture and reference is hereby made to such Section for the precise terms of such subordination.

        No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantors (or any such successor entity), as such, shall have any liability for any obligations of the Guarantors under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

        This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

        This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

        The obligations of each Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

        THE TERMS OF ARTICLE X AND XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

        Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

        IN WITNESS WHEREOF, each of the Guarantors has caused this instrument to be duly executed.

Dated: May 15, 2003	THE TITAN CORPORATION
	By:	/s/ MARK W. SOPP
Name: Title:
ACS TECHNOLOGIES, INC.
	By:	/s/ CHERYL L. BARR
Name: Title:
ATLANTIC AEROSPACE ELECTRONICS CORPORATION
	By:	/s/ CHERYL L. BARR
Name: Title:
AVERCOM CORPORATION
	By:	/s/ CHERYL L. BARR
Name: Title:
BTG, INC.
	By:	/s/ CHERYL L. BARR
Name: Title:
BTG TECHNOLOGY RESOURCES, INC.
	By:	/s/ CHERYL L. BARR
Name: Title:
BTG TECHNOLOGY SYSTEMS, INC.
	By:	/s/ CHERYL L. BARR
Name: Title:
BTG SYSTEMS ENGINEERING, INC.
	By:	/s/ CHERYL L. BARR
Name: Title:

C&N ENTERPRISES, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
CALIFORNIA TUBE LABORATORY, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
CAYENTA EUTILITY SOLUTIONS—EMUNICIPAL SOLUTIONS, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
CAYENTA OPERATING LLC
By:	/s/ CHERYL L. BARR
Name: Title:
CONCEPT AUTOMATION, INC. OF AMERICA
By:	/s/ CHERYL L. BARR
Name: Title:
DATACENTRIC AUTOMATION CORPORATION
By:	/s/ CHERYL L. BARR
Name: Title:
DBA SYSTEMS, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
DELFIN SYSTEMS
By:	/s/ CHERYL L. BARR
Name: Title:

DELTA CONSTRUCTION MANAGEMENT, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
GLOBALNET, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
GLOBALNET INTERNATIONAL, LLC
By:	/s/ CHERYL L. BARR
Name: Title:
HORIZONS SERVICES COMPANY, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
INTERMETRICS INTERNATIONAL, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
INTERMETRICS SECURITIES, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
INTERNATIONAL SYSTEMS, LLC
By:	/s/ CHERYL L. BARR
Name: Title:
JAYCOR, INC.
By:	/s/ CHERYL L. BARR
Name: Title:

LINCOM CORPORATION
By:	/s/ CHERYL L. BARR
Name: Title:
LINCOM WIRELESS, LLC
By:	/s/ CHERYL L. BARR
Name: Title:
LINKABIT WIRELESS LLC
By:	/s/ CHERYL L. BARR
Name: Title:
MICROLITHICS CORPORATION
By:	/s/ CHERYL L. BARR
Name: Title:
MIDNIGHT OIL SERVICES, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
MJR ASSOCIATES, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
NATIONS, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
PROCOM SERVICES, INC.
By:	/s/ CHERYL L. BARR
Name: Title:

PROGRAM SUPPORT ASSOCIATES, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
PULSE ENGINEERING, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
PULSE SCIENCES, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
RW CONSULTANTS, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
RESEARCH PLANNING, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
SENCOM CORPORATION
By:	/s/ CHERYL L. BARR
Name: Title:
STAC, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
TITAN AFRICA, INC.
By:	/s/ CHERYL L. BARR
Name: Title:

TITAN SCAN TECHNOLOGIES CORPORATION
By:	/s/ CHERYL L. BARR
Name: Title:
TITAN VIGIL, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
TITAN WIRELESS AFRIPA HOLDINGS, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
TITAN WIRELESS, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
TOMOTHERAPEUTICS, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
UNIDYNE, LLC
By:	/s/ CHERYL L. BARR
Name: Title:
UNIVISION TECHNOLOGIES, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
VISICOM LABORATORIES, INC.
By:	/s/ CHERYL L. BARR
Name: Title:
WAVESCIENCES, INC.
By:	/s/ CHERYL L. BARR
Name: Title:

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  Exhibit 4.5
GUARANTEE